EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated November 17, 2023, with respect to the consolidated financial statements of Skyworks Solutions, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Irvine, California
June 12, 2024